UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 3, 2013

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

On April 3, 2013, Magellan Health Services, Inc. (the “Company”) announced that it has filed a formal protest regarding the State’s decision to award the Regional Behavioral Health Authority (RBHA) in GSA6 (Maricopa County) to another vendor.  The RBHA contract is for the management of the publicly funded behavioral health system that delivers mental health, substance abuse and crisis services for approximately 720,000 eligible adults, youth, and children and includes an integrated behavioral and physical health care system for a small number of individuals with serious mental illness.  Magellan’s existing contract to manage behavioral health services began on September 1, 2007, and was previously extended through September 30, 2013.

The decision to file a protest comes after the Company evaluated the scoring of its bid and other relevant information regarding the bidding and award process. The protest includes the following claims: (i) one sponsor of the winning bidder is a provider of behavioral health services and, as a result, the winning bidder has serious conflicts of interest and was not legally permitted to bid on the Request for Proposal (“RFP”), (ii) the winning bidder did not properly meet the requirements of the RFP because it was not licensed by the State of Arizona as an HMO by the date specified by the state, (iii) the RFP was improperly amended to permit the winning bidder to qualify as an eligible bidder, (iv) there were numerous scoring errors and irregularities, and (v) there was an overall bias in favor of the winning bidder.

In addition, the Company’s subsidiaries, Magellan Health Services of Arizona and Magellan Complete Care of Arizona today filed a civil lawsuit in the Superior Court of Arizona for Maricopa County against Mercy Maricopa Integrated Care, Maricopa County Special Health Care District d/b/a Maricopa Integrated Health System (“MIHS”), and the CEO of MIHS.  The lawsuit alleges claims against the defendants arising out of assertions that confidential and proprietary information disclosed by the Company to MIHS under confidentiality agreements was wrongfully used and disclosed in connection with the winning bidder’s response to the State’s solicitation. The lawsuit seeks an award of compensatory damages and punitive damages as well as a permanent injunction prohibiting the defendants from using or disclosing any of the Company’s confidential and proprietary information.

The Company’s full year 2013 guidance assumed the contract would be awarded to Magellan Complete Care of Arizona.  The Company is assessing the impact of this award notification on its 2013 guidance, and will make any update to guidance during its first quarter earnings call on April 30, 2013.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of business acquired:                                       Not applicable.

(b) Pro forma financial information:                                            Not applicable.

(d)                                 Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: April 4, 2013	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer